UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: November 5, 2008

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 5, 2008, National CineMedia, LLC, a Delaware limited liability company (“NCM LLC”) and each of American Multi-Cinema, Inc. (“AMC”), Cinemark USA, Inc. (“Cinemark”) and Regal Cinemas, Inc. (“Regal”) agreed to an amendment to the Exhibitor Services Agreements (“ESAs”) between NCM LLC and AMC, Cinemark and Regal, respectively. The amendment to the ESAs clarifies the definition of digital programming. The amendment, among other things, will also provide AMC, Cinemark and Regal with the flexibility to book digital programming directly with major studios, while keeping NCM LLC financially indifferent through a payment of a percentage of the ticket revenue associated with the event.

Copies of the amendment to the ESAs with AMC, Cinemark and Regal are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Exhibitor Services Agreement dated as of November 5, 2008, by and between National CineMedia, LLC and American Multi-Cinema, Inc.

10.2	Amendment to Exhibitor Services Agreement dated as of November 5, 2008, by and between National CineMedia, LLC and Cinemark USA, Inc.

10.3	Amendment to Exhibitor Services Agreement dated as of November 5, 2008, by and between National CineMedia, LLC and Regal Cinemas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: November 6, 2008	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary